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                                                     Exhibit (10)-2
                                                     Commonwealth Edison Company
                                                     Form 10-Q File No. 1-1839


                              COMMONWEALTH EDISON
                          EXCESS BENEFIT SAVINGS PLAN


          WHEREAS, Commonwealth Edison Company, an Illinois corporation (the "Company"), has for many years maintained the Commonwealth Edison Employee Savings and Investment Plan (the "ESIP") for the benefit of its employes and employes of certain of its affiliates which have, with the consent of the Company, adopted the ESIP (the "Employers");

          WHEREAS, section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the amount of annual compensation that may be taken into account under the ESIP to $150,000 (as adjusted for increases in the cost of living) (the "Compensation Limit");

          WHEREAS, section 402(g) of the Code limits the contributions to a participant's Compensation Conversion Account under the ESIP to $7,000 (adjusted for increases in the cost of living) (the "Dollar Limit");

          WHEREAS, sections 401(k) and 401(m) of the Code (the "Before-Tax Contribution Limit" and the "Matching Contribution Limit," respectively) may limit the amount of contributions which may be allocated to the Compensation Conversion Accounts and Employer Contribution Accounts of certain highly compensated participants under the ESIP;

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          WHEREAS, section 415 of the Code requires that allocations to participants' accounts under the ESIP generally be limited to the lesser of $30,000 and 25% of a participant's compensation and in certain other respects (the "Section 415 Limit"); and

          WHEREAS, the Company and the Employers desire to provide benefits to "a select group of management or highly compensated employes," within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), equal to the contributions which, but for sections 401(a)(17), 401(k), 401(m), 402(g) and 415 of the Code would have been contributed to the ESIP.

          NOW, THEREFORE, effective August 1, 1994, the Company and the Employers hereby agree as follows:

          1. Definitions. All capitalized terms used herein shall have the respective meanings assigned to such terms by the ESIP, except as otherwise set forth in the preamble to or text of this Plan or below:

          (a) Plan. This Commonwealth Edison Excess Benefit Savings Plan, as from time to time amended.

          (b) Participant. For any Plan Year, an employe of the Company or an Employer who is an "Active Participant" in the ESIP for all or a portion of a Plan Year and:

              (i) who is one of the following: (A) an officer of the Company or any Employer, (B) included on an Employer's "Executive" payroll or (C) classified

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               as management personnel in job grade 12 or above, or if an
               Employer maintains a system of pay classification different from that of the Company, is in a classification determined by such Employer and the Company to be comparable to the above-described eligible classifications of the Company; and

               (ii) who elects to participate in this Plan for a calendar year pursuant to paragraph 2.

          (c) Account. An account established on behalf of a Participant pursuant to this Plan.

          (d) Valuation Date. The date as of which interest is credited to an Account pursuant to paragraph 4 of this Plan.

          2. Participant Elections. An election to participate for a calendar year shall be made (i) for 1994, on or before August 1, 1994, (ii) for the calendar year in which an Employee first becomes eligible to become a Participant, within 30 days after such Employee becomes so eligible and (iii) for any other calendar year, by December 31 of the preceding calendar year.
Each election to participate in the Plan for a calendar year shall authorize the Participant's Employer to reduce the Participant's Compensation by a whole percentage not in excess of ten, and such election shall apply to Compensation payable after both (1) the effective date of such election, as indicated thereon, and (2) the date on which the Participant's Compensation is no longer reduced by reason of contributions to his or her Compensation Conversion Account under the ESIP on account of the limits imposed by:

          (a) The last two sentences of Section 2.1(i) of the ESIP, relating to the Compensation Limit;

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          (b)  The third paragraph of Section 4.2 of the ESIP, relating to the
          Dollar Limit;

          (c)  Section 4.4 of the ESIP, relating to the Section 415 Limit; and

          (d) Section 4.5 of the ESIP relating to the Before Tax Contribution Limit and the Matching Contribution Limit.

Notwithstanding the foregoing, if (i) a Participant's election under Section 4.2 of the ESIP at any time during 1994 and prior to the effective date of the Plan was for less than the maximum amount allowed under the terms of the ESIP or (ii) a Participant's contributions to his or her Compensation Conversion Account for 1994 ceased on account of any of the above-described limitations prior to the effective date of the Participant's election for such year and, in either case,
(iii) the Participant's election under Section 4.2 as of the effective date of the Plan is for the maximum amount allowed under the terms of the ESIP, then the Participant's election for 1994 shall, if so designated by the Participant, be applied by determining the amount of Compensation reduction that would have been made under the ESIP and this Plan had (x) the Participant's election under
Section 4.2 of the ESIP been for the percentage elected under the terms of the Plan throughout 1994, or (y) the Participant's election becomes effective at the time the Participant's Contributions to his or her Compensation Conversion Account ceased, whichever is the larger (the "Make-Up Amount"), and adding a pro rata portion of the Make-Up Amount to the amount by which the Participant's Compensation after the effective date of the Plan is otherwise reduced pursuant to such election.

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          3.  Accounts.  There shall be established on the books of the Company and of each Employer an Employee Account and an Employer Account in the name and on behalf of each Participant who is an employe of the Company or such Employer, as the case may be. Each Employee Account shall be credited with the amounts by which the Participant's Compensation is reduced pursuant to his or her election under paragraph 2 of this Plan as of the time such Compensation would have been paid to the Participant but for such election. Each Employer Account shall be credited with an amount equal to the matching contributions that would have been allocated to the Participant's Employer Contribution Account under Section 4.3 of the ESIP in respect of amounts credited to the Participant's Employee Account pursuant to the preceding sentence had such amounts been allocated to the Participant's Compensation Conversion Account, but after taking into account any such matching contributions made under Section 4.3 of the ESIP in respect of any contributions by the Participant to his or her Basic Savings Accounts as of the date on which the related amount is credited to his or her Employee Account.

          4. Interest on Accounts. The Company and each Employer shall credit to each Account established on its books pursuant to paragraph 3 of this Plan interest on the balance of such Account as of the end of each calendar month while any amounts are credited thereto at an annual rate equal to the imbedded rate of interest then being accrued by the Company on

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its long-term debt, as determined from time to time by the Comptroller of the
Company.

          5. Vesting. Amounts credited to a Participant's Employee Account pursuant to the terms of this Plan shall be fully vested and not subject to forfeiture for any reason. Amounts credited to a Participant's Employer Account pursuant to this Plan shall become vested at the same time and to the same extent as the contributions credited to his or her Employer Contribution Account under ESIP.

          6. Distributions. Payment in respect of a Participant's Accounts under this Plan shall be made at such time as the Committee shall, in its sole discretion, determine, but in no event later than 60 days after the close of the calendar year in which the Participant's employment by the Company and all Employers terminates. Such payment shall be based on the balance of his Accounts as of the Valuation Date, coinciding with or immediately preceding the payment date and shall be made in a single lump sum payment.

          7. Beneficiaries. If a Participant shall die while any amount remains credited to the Accounts established on his behalf pursuant to paragraph 3 of this Plan, such amount shall be paid as provided in paragraph 6 of this Plan to the beneficiary or beneficiaries as the Participant may, from time to time, designate in writing delivered to the Committee. An Participant

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may revoke or change his beneficiary designation at any time in writing delivered to the Committee. If a Participant does not designate a beneficiary under this Plan, or if no designated beneficiary survives the Participant, the balance of his Accounts shall be paid to the person or persons entitled to his Account under Section 7.6 of the ESIP (or who would be so entitled if there were then an amount remaining unpaid under the ESIP).

          8. Amendment and Termination. This Plan shall be subject to the same reserved powers of amendment and termination as the ESIP (without regard to any limitations imposed on such powers by the Code or ERISA), except that no such amendment or termination, other than as may be necessary to comply with
Section 401(k)(4)(A) of the Code, shall reduce or otherwise adversely affect the rights of Participants in respect of amounts credited to their Accounts as of the date of such amendment or termination.

          9. Application of ERISA. This Plan is intended to be an "excess benefit plan" within the meaning of section 3(36) of ERISA and an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and Department of Labor Regulation (S) 2520.104-23. This Plan shall not be a funded plan, and the Company and the Employers shall be under no obligation to set aside any funds for the purpose of making

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payments under this Plan.  Any payments hereunder shall be made out of the general assets of the Company and the Employers.

          10. Administration. The Committee shall be charged with the administration of this Plan and shall have the same powers and duties, and shall be subject to the same limitations, as are described in Article IX of the ESIP.

          11. Nonassignment of Benefits. Notwithstanding anything contained in the ESIP to the contrary, it shall be a condition of the payment of benefits under this Plan that neither such benefits nor any portion thereof shall be assigned, alienated or transferred to any person voluntarily or by operation of any law, including any assignment, division or awarding of property under state domestic relations law (including community property law). If any person shall endeavor or purport to make any such assignment, alienation or transfer, the amount otherwise provided hereunder which is the subject of such assignment, alienation or transfer shall cease to be payable to any person.

          12. No Guaranty of Employment. Nothing contained in this Plan shall be construed as a contract of employment between any Employer and any employe or as conferring a right on any employe to be continued in the employment of any Employer.

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          13.  Adoption By Employers.  Any corporation which is or becomes an
"Employer" under the ESIP may, with the consent of the Company, become an Employer under this Plan by delivery to the Company of a resolution of its board of directors or duly authorized committee to such effect, which resolution shall specify the first Plan Year under the ESIP for which this Plan shall be effective in respect of the employes of such corporation.

          14. Miscellaneous. (a) Certain ESIP Provisions. Except as otherwise provided herein, the miscellaneous provisions contained in Sections
10.5 (relating to notice of address) and 10.6 (relating to applicable law) of the ESIP are hereby incorporated herein by reference, and shall be applicable as if such provisions were set forth herein.

          (b) FICA Taxes. For each calendar year in which a Participant's compensation is reduced pursuant to this Plan, his or her Employer shall withhold from the Participant's compensation the taxes imposed upon the Participant pursuant to section 3121 of the Code in respect of (i) the amount by which the Participant's Compensation is reduced and the related amount credited to his or her Employee Account; (ii) the amount credited to the Participant's Employer Account upon the vesting thereof and (iii) the interest credited to the Accounts upon the vesting thereof and to the extent required by law.

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          (c)  Successors and Assigns.  The provisions of this Plan shall bind and inure to the benefit of each Employer and its successors and assigns, as well as each Participant and his or her beneficiaries and successors.

          IN WITNESS WHEREOF, Commonwealth Edison Company has caused this instrument to be executed in its name and its corporate seal to be hereunder affixed on this 1st day of July, 1994.


                              COMMONWEALTH EDISON COMPANY



                              By:           /s/ James J. O'Connor
                                        ------------------------------

                              Title:                Chairman
                                           -------------------------


(Corporate Seal)

ATTEST:


          /s/ David A. Scholz
     ------------------------------


Title:        Secretary
       -----------------------




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